CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated 10 December 1997 on our audit of the consolidated financial statements of Mosaic Alliance Corporation and its subsidiaries. We also consent to the reference to us under the heading "Experts".


/s/ COOPERS & LYBRAND
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Coopers & Lybrand
Hong Kong 14 May 1998